UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 20, 2007

NovaMed, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction	(Commission	(IRS Employe
of Incorporation)	File Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois		60611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On June 20, 2007, NovaMed, Inc. entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with National City Bank, as agent and lender, and LaSalle Bank National Association, Charter One Bank, BMO Capital Markets Financing, Inc. and The Northern Trust Company, as the other participating lenders that executed the Second Amendment. The Second Amendment amended the terms of the Sixth Amended and Restated Credit Agreement dated as of February 7, 2007, as amended on May 31, 2007 (the “Credit Facility”), among the same parties to the Second Amendment, as well as Associated Bank, N.A. and JPMorgan Chase Bank, National Association. Prior to incurring certain indebtedness, we are required to obtain the consent of lenders holding at lease 51% of the aggregate amount of indebtedness under the Credit Facility. On June 20, 2007, we announced a proposed offering of convertible senior subordinated notes and on June 21, 2007 we announced the pricing of such offering. The Second Amendment sets forth the lenders’ consent to the offering and the related convertible note hedge and warrant transactions, as well as modifications to loan pricing, financial covenants and various definitions. In connection with the Second Amendment, we and National City Bank, as agent, amended certain collateral documents, the form of which we previously filed as exhibits to the Credit Facility in our Current Report on Form 8-K/A, dated May 30, 3007, to make certain changes to the defined terms in such documents and restate the collateral granting clause.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment and related collateral document exhibits, all of which are filed herewith as Exhibit 10.56 and are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Title
10.56	Second Amendment to Credit Agreement dated as of June 20, 2007, by and among NovaMed, Inc., National City Bank, as agent, and the other lenders thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

	By:	/s/ John W. Lawrence
Dated: June 26, 2007		John W. Lawrence
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
10.56	Second Amendment to Credit Agreement dated as of June 20, 2007, by and among NovaMed, Inc., National City Bank, as agent, and the other lenders thereto